               [LOGO OF EDGE PETROLEUM CORPORATION APPEARS HERE]
NUMBER                                                                   SHARES

             Incorporated Under the Laws of the State of Delaware

                                                         ---------------------
                                                         | CUSIP 279882 10-8 |
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                                                               SEE REVERSE
                                                         FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT


Is The Owner of

    FULLY PAID AND NON-ASSESSABLE SHARES OF $.01 PAR VALUE COMMON STOCK OF

                          EDGE PETROLEUM CORPORATION

transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

   /s/ Richard S. Dale       [Corporate Seal of         /s/ John E. Calaway
-------------------------     Edge Petroleum         -------------------------
Richard S. Dale               appears here]          John E. Calaway
Secretary                                            Chairman of the Board

COUNTERSIGNED:
  American Securities Transfer & Trust, Inc.
             P.O. Box 1696
        Denver, Colorado 80201

By
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  Transfer Agent & Registrar Authorized Signature

                          EDGE PETROLEUM CORPORATION

     The Corporation is authorized to issue Common Stock, par value $.01 per share, and Preferred Stock, par value $.01 per share. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine the powers, designations, preferences and relative, participating, options or other special rights between classes of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation will furnish without charge to each stockholder who so requests a full statement of the foregoing as established from time to time by the Restated Certificate of Incorporation of the Corporation and by any certificate of designation. Any such request should be made to the Secretary of the Corporation at the offices of the Corporation.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -as tenants in common      UNIF GIFT MIN ACT-_____ Custodian _____
     TEN ENT -as tenants by the                           (Cust)         (Minor)
              entireties                    under Uniform Gifts to Minors
     JT TEN  -as joint tenants with         Act_________________________
              right of survivorship                     (State)
              and not as tenants in
              common

    Additional abbreviations may also be used though not in the above Set.

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For Value Received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                       Shares
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of the Common Stock represented by the within Certificate, and do hereby irrevocable constitute and appoint ____________________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated __________________

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                                   NOTICE: THE SIGNATURE(S) OF THE ASSIGNMENT
                                   MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                                   UPON THE FACE OF THE CERTIFICATE IN EVERY
                                   PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:


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The signature(s) should be guaranteed by an eligible institution (Banks,
Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.